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                                                                  EXHIBIT E


                                FORM OF
                    SECOND CERTIFICATE OF AMENDMENT
                                OF THE
                     CERTIFICATE OF INCORPORATION
                                  OF
              LONG ISLAND PHYSICIAN HOLDINGS CORPORATION


           Under Section 805 of the Business Corporation Law


         The undersigned, being the [PRESIDENT OR VICE-PRESIDENT] and Secretary, respectively, of Long Island Physician Holdings Corporation, a New York corporation (the "Corporation"), for the purpose of amending the Company's Certificate of Incorporation pursuant to Section 805 of the Business Corporation Law of the State of New York, does hereby certify:

         1. The name of the Corporation is Long Island Physician Holdings Corporation. The Corporation was originally incorporated as LIPH, Inc.

         2. The Certificate of Incorporation of the Corporation was filed by the Secretary of State of the State of New York on October 11, 1994. The Certificate of Incorporation was amended pursuant to a Certificate of Amendment filed on December 19, 1994.

         3. The Certificate of Incorporation of the Corporation, as amended, is hereby amended to provide for an increase in the aggregate number of shares of common stock the Company is authorized to issue by authorizing a new class of common stock. The Corporation is authorized to issue Twelve Million Five Hundred Thousand (12,500,000) shares of common stock, par value $.001 per share, Two Million Five Hundred Thousand (2,500,000) of which shares are designated Class A Common Stock with full voting rights and Ten Million (10,000,000) of which shares are designated Class B Common Stock with no voting rights. This amendment to the Corporation's authorized capital shall be effected by changing 12,500,000 shares of the Corporation's authorized common stock to 15,000,000 shares, 2,500,000 of which shares shall be designated Class C Common Stock, par value $.001 per share, with voting rights except that holders of the Class C Common Stock may not vote in the election of the Corporation's Board of Directors.

         The Corporation's Certificate of Incorporation is hereby amended to reflect the foregoing by deleting paragraph 4 of the Certificate of Incorporation of the Corporation in its entirety and substituting the following in lieu thereof:

         "4. The aggregate number of shares which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares consisting of:

                     (i) 2,500,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), all of which shares shall have full voting rights; and

                    (ii) 10,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock") none of which shares shall have any voting rights; and

                   (iii) 2,500,000 shares of Class C Common Stock, par value $.001 per share (the "Class C Common Stock"), all of which shares shall have voting rights except the right to vote for the election of the Corporation's Board of Directors.

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         In all other respects except voting, the shares of Class A Common
Stock, Class B Common Stock and Class C Common Stock shall be identical."

         4. The foregoing amendment to the Certificate of Incorporation of the Corporation was authorized by the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Class A Common Stock and a majority of the issued and outstanding shares of the Class B Common Stock, present in person or represented by proxy at the Annual Meeting of the Company's Shareholders.

         5. The Certificate of Incorporation of the Corporation, as amended, is hereby amended to eliminate preemptive rights currently available to the Corporation's shareholders. The Corporation's Certificate of Incorporation is hereby amended to reflect the foregoing by adding a new paragraph 6 to the Certificate of Incorporation as follows:

         "6. No holder of any class of common stock of the Corporation shall be entitled to any preemptive rights to purchase any capital stock of the Corporation or to acquire any option, warrant, right or other instrument (including debt instruments) entitling the holder thereof to acquire any capital stock of this Corporation upon the exercise, conversion or exchange thereof or otherwise."

         6. The foregoing amendment to the Certificate of Incorporation of the Corporation was authorized by the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Class A Common Stock and a majority of the issued and outstanding shares of the Class B Common Stock, present in person or represented by proxy at the Annual Meeting of the Corporation's Shareholders.


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